UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 regarding the amendment and restatement of the Bylaws of Omega Protein Corporation (the “Company”) is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2015, the Board of Directors (the “Board”) of the Company adopted amended and restated Bylaws of the Company (the “Bylaws”). The Bylaws were effective immediately and include, among other things, the following changes:

●	Clarifying procedures relating to the appointment of the chairman of a meeting of stockholders and the powers of the chairman to conduct such a meeting.

●	Providing the chairman of a meeting of stockholders with authority to adjourn or recess a meeting of stockholders.

●	Clarifying the Board’s authority to cancel, postpone or reschedule a meeting of stockholders.

●	Providing for additional disclosure requirements for notices of director nominations and stockholder proposals.

●	Providing a confidentiality obligation for directors.

●	Clarifying authorizations for Board committees.

●

Designating the District Courts of the State of Nevada located in the counties of Clark or Washoe as the exclusive forums for certain legal actions, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Bylaws is a summary only, is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Omega Protein Corporation dated November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omega Protein Corporation

Date: November 6, 2015	By:	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary